Exhibit 99.1

News Release

Inpixon Reports 2021 Financial Results and Provides Business Update

Reports Record Revenue of $16 Million and 72% Increase in Revenue for the Fiscal Year Ended December 31, 2021

Conference Call to be Held Today at 11:00 a.m. Eastern Time

PALO ALTO, Calif., March 11, 2022 /PRNewswire/ -- Inpixon® (Nasdaq: INPX), the Indoor Intelligence® company, today provided a business update and reported financial results for the fiscal year ended December 31, 2021.

2021 Business Highlights:

●	Achieved record revenue of approximately $16 million, an increase of 72% over the prior year

●	Increased SaaS annual recurring revenue bookings approximately 70% over the prior year

●	Completed three strategically significant acquisitions expanding the scope of intellectual property, customer base, and geographic presence, as well as adding advanced enterprise smart office apps, virtual and hybrid events platform, augmented reality and industrial IoT solutions

●	Increased the total contract value of existing customers by 89% of the initial order executing on our land and expand strategy

“I’m extremely proud of the progress we’ve made throughout 2021,” commented, Nadir Ali, CEO of Inpixon. “We’ve continued to execute on our business growth strategy resulting in a significant increase in our customer base and a 72% increase in revenue year-over-year. Over the last four years, Inpixon increased revenue more than five-fold, from approximately $3 million to $16 million. We currently expect to achieve even higher revenue growth in 2022, with a particular focus on organic growth within the existing product lines. Importantly, we have maintained gross margins at 70%, while increasing our recurring revenue as a percentage of sales. We improved our operations by completing three strategically significant acquisitions that complemented and enhanced our existing Indoor Intelligence platform. As a result, we have effectively expanded our technologies, capabilities, and solutions to address various use cases including the hybrid workplace, virtual and hybrid events, augmented reality and Industry 4.0. To date, we have secured important contracts with top-tier organizations as well as expanded relationships with existing customers, thereby increasing our exposure and penetration within the market. Given the pace of digital transformation, we anticipate demand for our solutions to remain strong, as organizations seek solutions that improve operational efficiency and enhance the workplace experience.

“Overall, we have industry leading technologies, a well-established customer base, strong demand for our solutions within numerous industries including healthcare, corporate enterprises, manufacturing, and more. We are a recognized industry leader, identified by Gartner as a Leader in the 2022 Magic Quadrant for Indoor Location Services. We believe we have built a foundation for continued success, both operationally and financially, and that we are very well positioned for strong organic growth given the opportunities within the corporate environment, metaverse, Industry 4.0, and AR markets. We are encouraged by the outlook of the business and look forward to providing additional updates throughout the year,” concluded, Mr. Ali.

inpixon.com

Recent Milestones:

●	Named a Leader in the 2022 Gartner® Magic Quadrant™ for Indoor Location Services[1]. This is the fourth consecutive year that Inpixon was recognized in the Magic Quadrant for completeness of vision and ability to execute

●	Released State of Indoor Intelligence 2022 report which explored how changes happening in the world have impacted the state of indoor intelligence in organizations

●	Secured contract for hybrid event solution to support conference with 50,000 in-person and virtual attendees

●	Announced contract with a premier automotive vehicle manufacturer to provide its employee experience app

●	Acquired INTRANAV, a leading industrial IoT, RTLS, and sensor data services provider, positioning Inpixon as a one-stop-shop for comprehensive location intelligence solutions for both the corporate and industrial sides of an organization

●	Recognized as an IDC Innovator for Location & Geospatial Intelligence

●	Announced that Inpixon’s CXApp Event platform was selected by the Association of Briefing Program Managers as their exclusive event management solution

Financial Results

Revenues for the year ended December 31, 2021, were approximately $16.0 million compared to $9.3 million for the comparable period in the prior year for an increase of $6.7 million, or approximately 72%. This increase is primarily attributable to an approximate $5.0 million increase in Indoor Intelligence sales, including the smart office app and real time location-based technologies, and an increase of approximately $1.7 million of SAVES sales. Gross profit for the year ended December 31, 2021, was $11.6 million compared to $6.7 million for the comparable period in the prior year, an increase of 74%. The gross profit margin for the year ended December 31, 2021, was 73% compared to 72% for the year ended December 31, 2020. This increased margin is primarily due to the sales mix. Net loss attributable to stockholders of Inpixon for the year ended December 31, 2021, was $69.2 million compared to $29.2 million for the comparable period in the prior year. This increase in loss of approximately $39.9 million was primarily attributable to the increase in operating expenses of $53.8 million, offset by the higher gross profit of $4.9 million, and reduced other loss of $5.5 million. Although total operating expenses were higher as compared to the prior year, over $21 million was comprised of non-recurring and non-cash expenses which are not anticipated for 2022. Moreover, we anticipate additional synergies as a result of the integration of the acquired companies that we believe will substantially reduce our operating expenses in the coming year.

[1]	Gartner, Magic Quadrant for Indoor Location Services, Tim Zimmerman, Annette Zimmermann, Feb. 23, 2022.

inpixon.com

Non-GAAP Adjusted EBITDA for the year ended December 31, 2021, was a loss of $29.6 million compared to a loss of $17.1 million for the prior year period. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and other non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the year ended December 31, 2021 was a loss of ($0.26) compared to a loss of ($0.71) per share for the prior year period. Proforma non-GAAP net income (loss) per share is used by Inpixon management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including provision for valuation allowances, severance costs, provision for doubtful accounts, acquisition costs and costs associated with public offerings.

Conference Call

Inpixon management will host a conference call today at 11:00 AM Eastern Time to discuss the company’s financial results for the fiscal year ended December 31, 2021, as well as to review the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code 628452. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/44806 or on the company’s Investor Relations section of the website at ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call's start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investor Relations section of the website (ir.inpixon.com) through March 7, 2023. A telephone replay of the call will be available approximately one hour following the call, through March 15, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID 44806.

inpixon.com

Gartner Disclaimer

Gartner and Magic Quadrant is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence®, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and mobile app solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, RTLS, workplace and hybrid event solutions, analytics, sensor fusion and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 and other global events on Inpixon's results of operations and global supply chain constraints, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon's ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, the ability to obtain financing if needed, competition, general economic conditions and other factors that are detailed in Inpixon's periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

inpixon.com

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States ("GAAP") are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines "EBITDA" as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines "Adjusted EBITDA" as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines "pro forma net loss per share" as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon's performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon's results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of Non-GAAP Financial Measures" table accompanying this press release.

Inpixon Contacts

General inquiries:

Inpixon

Email: marketing@inpixon.com

Web: inpixon.com/contact-us

Media relations:

Offleash PR for Inpixon

Email: inpixon@offleashpr.com

Investor relations:

Crescendo Communications, LLC

Tel: +1 212-671-1020

Email: INPX@crescendo-ir.com

inpixon.com

INPIXON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	December 31, 2021	December 31, 2020

ASSETS
Current Assets
Cash and cash equivalents	$52,480	$17,996
Accounts receivable, net of allowances of $272 and $235, respectively	3,218	1,739
Notes and other receivables	321	152
Inventory	1,976	1,243
Short-term investments	43,125	7,998
Prepaid assets and other current assets	4,842	1,197
Total Current Assets	105,962	30,325

Property and equipment, net	1,442	1,445
Operating lease right-of-use asset, net	1,736	2,077
Software development costs, net	1,792	1,721
Investment in Equity Securities	1,838	--
Long-term investments	2,500	2,500
Intangible assets, net	33,478	14,203
Goodwill	7,672	6,588
Other assets	253	152
Total Assets	$156,673	$59,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,414	$908
Accrued liabilities	10,665	2,739
Operating lease obligation, current	643	647
Deferred revenue	4,805	1,922
Short-term debt	3,490	5,401
Acquisition liability	5,114	500
Total Current Liabilities	27,131	12,117

Long Term Liabilities
Operating lease obligations, noncurrent	1,108	1,457
Other liabilities, noncurrent	28	7
Acquisition liability, noncurrent	220	750
Total Liabilities	28,487	14,331

Commitments and Contingencies

Mezzanine Equity
Series 7 Convertible Preferred Stock - 58,750 shares authorized; 49,250 and - issued and outstanding as of December 31, 2021 and December 31, 2020, respectively. (Liquidation preference of $49,250,000)	44,695	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized;
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued, and 1 outstanding as of December 31, 2021 and December 31, 2020, respectively;	--	--
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued, and 126 outstanding as of December 31, 2021 and December 31, 2020, respectively.	--	--
Common Stock - $0.001 par value; 2,000,000,000 and 250,000,000 shares authorized; 124,440,924 and 53,178,462 issued and 124,440,923 and 53,178,462 outstanding as of December 31, 2021 and December 31, 2020, respectively.	124	53
Additional paid-in capital	332,639	225,613
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	44	660
Accumulated deficit	(250,309)	(180,992)
Stockholders’ Equity Attributable to Inpixon	81,803	44,639

Non-controlling interest	1,688	41

Total Stockholders' Equity	83,491	44,680

Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$156,673	$59,011

INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Years Ended
	December 31,
	2021	2020

Revenues	$15,995	$9,297
Cost of Revenues	4,374	2,613

Gross Profit	11,621	6,684

Operating Expenses
Research and development	14,121	6,523
Sales and marketing	8,261	5,331
General and administrative	41,352	15,261
Acquisition related costs	1,248	1,057
Impairment of goodwill	14,789	--
Amortization of intangibles	4,467	2,306
Total Operating Expenses	84,238	30,478

Loss from Operations	(72,617)	(23,794)

Other Income (Expense)
Interest expense, net	1,183	(2,426)
Loss on exchange of debt for equity	(30)	(210)
Benefit (provision) for valuation allowance on related party loan - held for sale	7,345	(2,370)
Other income (expense)	(173)	(470)
Gain on related party loan - held for sale	49,817	--
Unrealized loss on equity securities	(57,067)	--
Total Other Income (Expense)	1,075	(5,476)

Net Loss, before tax	(71,542)	(29,270)
Income tax benefit	1,412	56
Net Loss	(70,130)	(29,214)

Net Income (Expense) Attributable to Non-controlling Interest	(975)	15

Net Loss Attributable to Stockholders of Inpixon	(69,155)	(29,229)
Accretion of Series 7 preferred stock	(8,161)	--

Net Loss Attributable to Common Stockholders	$(77,316)	$(29,229)

Net Loss Per Share - Basic and Diluted	$(0.72)	$(1.01)

Weighted Average Shares Outstanding
Basic and Diluted	107,981,441	28,800,493

Comprehensive Loss
Net Loss	$(70,130)	$(29,214)
Unrealized foreign exchange (loss) gain from cumulative translation adjustments	(617)	566
Comprehensive Loss	$(70,747)	$(28,648)

INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended
	December 31,
	2021	2020
Cash Flows Used In Operating Activities
Net loss	$(70,130)	$(29,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,344	826
Amortization of intangible assets	5,107	2,545
Amortization of right of use asset	677	490
Stock based compensation	10,879	1,194
Earnout payment expense	6,524	--
Loss on exchange of debt for equity	30	210
Amortization of debt discount	224	2,594
Accrued interest income, related party	(1,627)	(32)
Provision for doubtful accounts	121	956
Unrealized gain/loss on note	(92)	--
Provision for inventory obsolescense	300	138
(Recovery) provision for the valuation allowance for held for sale loan	(7,345)	2,370
Provision for the valuation allowance for related party receivable	--	648
Gain on settlement of related party promissory note	(49,817)	--
Deferred income tax	(2,593)	(87)
Unrealized loss on equity securities	57,067	--
Impairment of goodwill	14,789	--
Loss on disposal of property and equipment	24	--
Other	235	(6)

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(313)	(964)
Inventory	(112)	(117)
Prepaid expenses and other current assets	(4,006)	(563)
Other assets	199	(248)
Accounts payable	391	(1,815)
Accrued liabilities	490	269
Income tax liabilities	16	--
Deferred revenue	817	242
Operating lease obligation	(658)	(490)
Other liabilities	328	453
Net Cash Used in Operating Activities	$(37,131)	$(20,601)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(346)	(972)
Investment in capitalized software	(1,019)	(862)
Purchases of short term investments	(2,000)	(7,998)
Sales of short term investments	2,000	--
Purchases of treasury bills	(63,362)	--
Sales of treasury bills	28,000	--
Investment in Systat licensing agreement	(900)	(2,200)
Purchase of intangibles assets	(4)	--
Acquisition of the Ten Degrees	--	(1,500)
Acquisition of Nanotron	--	(7,786)
Acquisition of Intranav	(1,023)	--
Acquisition of Game Your Game	184	--
Acquisition of CXApp	(14,977)	--
Acquisition of Visualix	(61)	--
Investment in long term investment	--	(2,500)
Cash acquired in the Nanotron acquisition	--	311
Net Cash Used in Investing Activities	$(53,508)	$(23,507)

Cash From Financing Activities
Net repayments to bank facility	$--	$(150)
Net proceeds from issuance of preferred stock and warrants	50,585	--
Net proceeds from issuance of common stock and warrants	77,852	55,352
Taxes paid related to net share settlement of restricted stock units	(1,855)	--
Net repayment of notes payable	--	(74)
Loans to related party	(117)	(2,569)
Repayments from related party	--	200
Net proceeds from promissory notes	--	5,000
Repayment of CXApp acquisition liability	(461)	--
Repayment of acquisition liability to Nanotron shareholders	(467)	--
Repayment of acquisition liability to Locality shareholders	(500)	(500)
Net Cash Provided By Financing Activities	$125,037	$57,259

Effect of Foreign Exchange Rate on Changes on Cash	86	(4)

Net Increase in Cash and Cash Equivalents	34,484	13,147

Cash and Cash Equivalents - Beginning of year	17,996	4,849

Cash and Cash Equivalents - End of year	$52,480	$17,996

Reconciliation of Non-GAAP Financial Measures:

	For the Years Ended
	December 31,
(In thousands)	2021	2020

Net loss attributable to common stockholders	$(77,316)	$(29,229)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	30	210
(Recovery) provision for valuation allowance on held for sale loan	(7,345)	2,370
Provision for the valuation allowance related party receivable	-	648
Gain on related party loan held for sale	(49,817)	-
Unrealized loss on equity securities	57,067	-
Acquisition transaction/financing costs	1,248	1,057
Earnout compensation expense	6,524	-
Professional service fees	1,366	-
Accretion of series 7 preferred stock	8,161	-
Impairment of goodwill	14,789	-
Unrealized gains on notes, loans, investments	241	-
Bad debts expense/provision	121	956
Reserve for inventory obsolescence	300	-
Stock-based compensation – compensation and related benefits	10,879	1,194
Severance costs	294	-
Interest expense, net	(1,183)	2,426
Income tax benefit	(1,412)	(87)
Depreciation and amortization	6,451	3,371
Adjusted EBITDA	$(29,602)	$(17,084)

	For the Years Ended
	December 31,
(In thousands, except share data)	2021	2020

Net loss attributable to common stockholders	$(77,316)	$(29,229)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	30	210
(Recovery) provision for valuation allowance on held for sale loan	(7,345)	2,370
Provision for the valuation allowance related party receivable	-	648
Gain on related party loan held for sale	(49,817)	-
Unrealized loss on equity securities	57,067	-
Acquisition transaction/financing costs	1,248	1,057
Earnout compensation expense	6,524	-
Professional service fees	1,366	-
Accretion of series 7 preferred stock	8,161	-
Impairment of goodwill	14,789	-
Unrealized gains on notes, loans, investments	241	-
Bad debts expense/provision	121	956
Reserve for inventory obsolescence	300	-
Stock-based compensation – compensation and related benefits	10,879	1,194
Severance costs	294	-
Amortization of intangibles	5,107	2,306
Proforma non-GAAP net loss	$(28,351)	$(20,488)
Proforma non-GAAP net loss per basic and diluted common share	$(0.26)	$(0.71)
Weighted average basic and diluted common shares outstanding	107,981,441	28,800,493